EXHIBIT 10.44

MANUFACTURING CAPACITY AGREEMENT

This Manufacturing Capacity Agreement (“Agreement”) is entered into as of this 1st of July, 2004 (“Effective Date”) by and between DSP Group, Ltd., an Israeli corporation, having its principal place of business at 5 Shenkar St. Herzelia 46120 Israel (“DSPG”), and Taiwan Semiconductor Manufacturing Company Ltd., a Taiwan corporation, having its principal place of business at No. 8, Li-Hsin Rd., 6, Hsin-Chu Science Park, Hsin-Chu, Taiwan 300-77, R.O.C. (“TSMC”).

1. Guaranteed Manufacturing Capacity

1.1 Guaranteed Capacity. In consideration of DSPG’s sole source commitment as further defined in Section 2, TSMC agrees to allocate to DSPG manufacturing capacity at the TSMC manufacturing facilities with the manufacturing processes to deliver no fewer than the number of wafers as set forth in Exhibit A in each calendar quarter of 2005 (the “Guaranteed Capacity”). Guaranteed Capacity for a quarter can be consumed by DSPG only during the designated quarter and cannot be shifted to other quarters.

1.2 Demand Forecast and Wafers Supply Plan. On a monthly basis, DSPG will provide a 6-month rolling demand forecast to TSMC (the “Demand Forecast”). Within five (5) working days of receiving the Demand Forecast, TSMC will provide DSPG with a written supply plan specifying by month, fab, technology and process (the “Wafer Supply Plan”). Under no circumstances shall TSMC provide DSPG with the amount of wafers that are less than the Guaranteed Capacity for the same quarter. TSMC will use commercially reasonable efforts to support DSPG’s requirements of wafers exceeding the Guaranteed Capacity for the same quarter.

2. ****1 Supplier

In consideration of TSMC’s commitment to provide Guaranteed Capacity as defined in Section 1 and competitive wafer pricing as defined in Section 5, during ****2, DSPG agrees to have TSMC to manufacture ****3 of DSPG’s wafer requirements for existing products and applications that as of the Effective Date are manufactured at TSMC using ****4 and/or lower generations technology, and for all new products at the process geometries of ****5 and/or lower generations. This obligation will not apply to products developed and manufactured by companies that may be acquired by DSPG during the term of this Agreement.

3. ****6

****7

4. Wafer Prices

The parties shall use good faith and commercially reasonable efforts to negotiate competitive prices for wafers supplied by TSMC to DSPG, provided that the prices actually charged by TSMC to DSPG for wafers shall not exceed the fees as set forth in the Exhibit C.

[1]	Confidential treatment requested.
[2]	Confidential treatment requested.
[3]	Confidential treatment requested.
[4]	Confidential treatment requested.
[5]	Confidential treatment requested.
[6]	Confidential treatment requested.
[7]	Confidential treatment requested for all of Section 3.

5. Confidentiality

The parties agree to comply with the terms and conditions set forth in the Nondisclosure Agreement signed between the parties on August 14, 2001 for the exchange of all information and materials in connection with the transactions contemplated by this Agreement.

6. Term and Termination

This Agreement shall commence on the Effective Date and shall terminate as of December 31, 2005. This Agreement may be terminated by either party if other party (i) breaches any material provision of this Agreement and does not cure or remedy such breach within thirty (30) days of notice of breach; (ii) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors if such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

7. General Terms

7.1 Assignability. Neither this Agreement nor any rights or obligations hereunder, in whole or in part, shall be assignable or otherwise transferable by either party except upon prior written approval of the other party. Such approval shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement in connection with a merger or acquisition of such party or its assets, provided that upon any such assignment by DSPG, the guaranteed capacity provided hereunder by TSMC may be used only for DSPG’s products that existed prior to the assignment. Any unauthorized attempt by either party to assign or transfer this Agreement or any rights or obligations hereunder shall be null and void.

7.2 Severability and Waiver. The invalidity or un-enforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement and shall be construed in all respects as if such invalid or unenforceable provisions were omitted. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other subsequent default or breach. Failure or delay by either party in exercising any right or power hereunder shall not operate as a waiver of such right or power.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California, USA.

7.4 Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

7.5 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes and replaces all prior and contemporaneous understandings agreements, discussions and negotiations, oral or written, regarding the same subject matter. This Agreement can only be modified in written agreements upon mutual consent.

DSP Group, Ltd.	Taiwan Semiconductor Manufacturing Company Ltd.

By:	/s/ Boaz Edan	By:	/s/ Rick Tsai
Name:	Boaz Edan	Name:	Rick Tsai
Title:	Chief Operating Officer	Title:	President and COO

Exhibit A

Initial Capacity Support Plan

Fab	Process		Q1/05	Q2/05	Q3/05	Q4/05	Total
Fab 2B	****	[8]	****	****	****	****	****
Fab 2B Total			****	****	****	****	****
Fab 3	****		****	****	****	****	****
	****		****	****	****	****	****
Fab 3 Total			****	****	****	****	****
Fab 8	****		****	****	****	****	****
	****		****	****	****	****	****
Fab 8 Total			****	****	****	****	****
Grand Total			****	****	****	****	****

Total ****			****	****	****	****	****
Total ****			****	****	****	****	****

****9

[8]	Confidential treatment requested for all the number in the table.
[9]	Confidential treatment requested for the last paragraph.

Exhibit B

****10

[10]	Confidential treatment requested for all of Exhibit B.

Exhibit C

****11

[11]	Confidential treatment requested for all of Exhibit C.